                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            THE FOOTHILL GROUP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            THE FOOTHILL GROUP, INC.
                          11111 SANTA MONICA BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 1995

TO THE STOCKHOLDERS OF
THE FOOTHILL GROUP, INC.

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders (the "Meeting") of THE FOOTHILL GROUP, INC. (the "Company") will be held at the Peninsula Hotel, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on Thursday, April 27, 1995 at 2:00 p.m., Pacific Time, for the purpose of considering and acting upon the following:

          1. To elect the following seven persons as Directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified:

               Don L. Gevirtz                  Steven L. Volla
               John F. Nickoll                 Jeffrey A. Lipkin
               Dr. Warren Bennis               Joseph J. Finn-Egan
               Arthur Malin, M.D.

          2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     All holders of record of shares of the Company's Common Stock and Series A Convertible Preferred Stock at the close of business on March 7, 1995 are entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof.

     A copy of the Company's Annual Report to its stockholders for the year ended December 31, 1994 is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

                                          By Order of the Board of Directors

                                          HENRY K. JORDAN
                                          Secretary

Los Angeles, California
March 21, 1995

     IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.
                            ------------------------

     REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO HENRY K. JORDAN, CORPORATE SECRETARY, AT THE OFFICES OF THE COMPANY, 11111 SANTA MONICA BOULEVARD, LOS ANGELES, CALIFORNIA 90025.

                            THE FOOTHILL GROUP, INC.
                          11111 SANTA MONICA BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 27, 1995

                            ------------------------

     The accompanying Proxy is solicited by the Board of Directors of The Foothill Group, Inc., a Delaware corporation (the "Company"), for use at the 1995 Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, April 27, 1995 at 2:00 p.m., Pacific Time, at the Peninsula Hotel, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, or any adjournment or adjournments thereof. Shares represented by valid proxies in the enclosed form will be voted as specified if executed and received in time for the Meeting. A stockholder who executes and returns the accompanying form of Proxy may revoke it at any time prior to its being voted by signing another form of Proxy bearing a later date or by signing a written notice of revocation and, in either case, delivering the Proxy or notice to the Secretary of the Company by mail prior to the Meeting or in person at the Meeting. Irrespective of the above, execution of the form of Proxy will not in any way affect a stockholder's privilege to attend the Meeting and vote in person. This Proxy Statement and the accompanying form of Proxy are being mailed to stockholders on or about March 21, 1995. A copy of the Company's Annual Report to its stockholders for the year ended December 31, 1994 is being mailed to stockholders with this Proxy Statement but is not to be considered part of the proxy soliciting material.

                               VOTING SECURITIES

     All stockholders of record of the Company's Class A Common Stock, no par value per share ("Common Stock"), and Series A Convertible Preferred Stock, $1.00 par value per share ("Series A Stock"), at the close of business on March 7, 1995 are entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. At the close of business on that date, there were 16,697,551 shares of Common Stock and 100,000 shares of Series A Stock outstanding. As to all matters, each stockholder is entitled to one vote for each share of Common Stock and 6.66666 votes for each share of Series A Stock (which represents the number of shares of Common Stock into which each share of Series A Stock is currently convertible) he or she holds. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of Directors, the holders of the Common Stock and Series A Stock, voting together as a single class, are entitled to elect six Directors with the six candidates who receive the highest number of affirmative votes being elected, and the holders of the Series A Stock, voting separately as a class, are entitled to elect one Director, with the candidate receiving the highest number of affirmative votes being elected. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of Directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table indicates the number of shares of Common Stock and Series A Stock owned beneficially as of January 31, 1995, by (i) each person known to the Company to own more than 5% of the Company's outstanding Common Stock or Series A Stock, (ii) Directors of the Company and (iii) all executive officers and Directors as a group:

                                                                                      PERCENT
                           NAME AND ADDRESS OF                     AMOUNT               OF
TITLE OF CLASS              BENEFICIAL OWNER               BENEFICIALLY OWNED(1)       CLASS
- --------------    -------------------------------------    ----------------------     -------
COMMON STOCK
                  John F. Nickoll                               1,077,388(2)            6.5%
                  Don L. Gevirtz                                  698,804(3)            4.2%
                  Dr. Warren Bennis                                 1,700               *
                  Arthur Malin, M.D.                               53,294(4)            0.3%
                  Steven L. Volla                                         --              --
                  Joseph J. Finn-Egan                             666,666(5)            3.9%
                  Jeffrey A. Lipkin                               666,666(5)            3.9%
                  Peter E. Schwab                                 155,981(6)            *
                  David C. Hilton                                  97,648(7)            *
                  Henry K. Jordan                                  21,186(8)            *
                  All Executive Officers and Directors
                  as a Group (10 individuals)                   2,772,667(5)(9)        15.8%
SERIES A STOCK
                  Recovery Equity Investors, L.P.                 100,000(5)            100%
                  901 Mariners Island Blvd.
                  Suite 555
                  San Mateo, CA 94404
                  Joseph J. Finn-Egan                             100,000(5)            100%
                  Jeffrey A. Lipkin                               100,000(5)            100%

- ------------

  *  Less than 1%

 (1) Except as indicated in other notes to this table, each stockholder listed has sole voting and dispositive power with respect to the shares beneficially owned, subject to any limitations on such power arising under community property and similar laws.

 (2) Includes 10,370 shares owned by Mr. Nickoll's wife and children and 109,102 shares acquirable within 60 days after January 31, 1995 through exercise of employee stock options. Of the 1,077,388 shares, Mr. Nickoll has sole voting and dispositive power with respect to 1,047,018 shares and shared voting and dispositive power with respect to 30,370 shares.

 (3) Includes 299,388 shares owned by MDG Corporation, a corporation wholly owned by Mr. Gevirtz and his wife, and 141,202 shares acquirable within 60 days after January 31, 1995 through exercise of employee stock options.

 (4) Includes 2,910 shares of Common Stock held by a pension plan for the benefit of Dr. Malin.

 (5) Recovery Equity Investors, L.P. ("Recovery Investors") is a Delaware limited partnership whose general partner is Recovery Equity Partners, L.P., a Delaware limited partnership ("Recovery Partners"). Messrs. Finn-Egan and Lipkin are general partners of Recovery Partners. As reported in the Schedule 13D filed by Recovery Investors, Recovery Partners and Messrs. Finn-Egan and Lipkin with the SEC on July 5, 1991, Recovery Investors has claimed sole voting and dispositive power and full beneficial ownership with respect to all such shares. The Schedule 13D also states that Recovery Partners and Messrs. Finn-Egan and Lipkin may be deemed to possess voting and dispositive power and full beneficial ownership with respect to all such shares under the definition of "beneficial owner" provided in Rule 13d-3 promulgated under the Exchange Act. Each share of Series A Stock is currently convertible into 6.66666 shares of Common Stock.

 (6) Includes 91,316 shares acquirable within 60 days after January 31, 1995 through the exercise of employee stock options.

 (7) Includes 67,610 shares acquirable within 60 days after January 31, 1995 through the exercise of employee stock options.

 (8) Includes 9,900 shares acquirable within 60 days after January 31, 1995 through the exercise of employee stock options.

 (9) Includes 419,130 shares acquirable within 60 days after January 31, 1995 through exercise of employee stock options.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     Pursuant to the Restated Certificate of Incorporation of the Company and the Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions of the Series A Stock of the Company, the holders of the Series A Stock, voting as a separate class, shall be entitled to elect one Director of the Company (the "Series A Director"). The holders of the Series A Stock and the Common Stock, voting together as a single class, shall elect the remaining Directors. Accordingly, seven directors are to be elected and qualified at the Meeting. Proxies for election of the Series A Director are not being solicited; the Series A Stock will be voted by written ballot or unanimous written consent at the Meeting. The holder of the Series A Stock has advised the Company that Mr. Finn-Egan will be nominated for election as the Series A Director for a term commencing on the date of the Meeting and continuing until the next Annual Meeting of Stockholders and until his successor has been duly elected and qualified. In the absence of instructions to the contrary, Proxies covering shares of Common Stock and Series A Stock will be voted in favor of the election of the persons listed below as Directors of the Company for a term commencing on the date of the Meeting and continuing until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. In the event that any nominee for Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed Proxy, for such substitute nominee as may be nominated by the Company. Management has no present knowledge that any of the persons named will be unavailable to serve.

INFORMATION CONCERNING INCUMBENT DIRECTORS

     Information is set forth below concerning the incumbent Directors. All of the incumbent Directors were elected at the Company's 1994 Annual Meeting of Stockholders. All of the incumbent Directors are nominees for election as Directors at the Meeting. Each nominee has furnished the information as to his beneficial ownership of Common Stock and Series A Stock of the Company as of January 31, 1995 and, if not employed by the Company, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director if elected.

    NAME, AGE, PRINCIPAL
     OCCUPATION AND YEAR
   FIRST BECAME A DIRECTOR                 OTHER INFORMATION; COMMITTEE MEMBERSHIPS
- -----------------------------     -----------------------------------------------------------
DON L. GEVIRTZ, 67                Mr. Gevirtz has been Chief Executive Officer of the Company
  Chairman of the Board and         since January 1970 and Chairman of the Board since April
  Chief Executive Officer           1972. From April 1972 until April 1977, Mr. Gevirtz also
  of the Company                    was President of the Company. Mr. Gevirtz is also a
  1972                              Director of The Presley Companies.

JOHN F. NICKOLL, 60               Mr. Nickoll has been President of the Company since April
  President and Co-Chief            1977, Vice Chairman of the Board and Chief Operating
  Executive Officer of the          Officer of the Company since April 1972 and Co-Chief
  Company                           Executive Officer since January 1985. From 1972 until
  1972                              becoming President in 1977, Mr. Nickoll served as
                                    Executive Vice President of the Company. Mr. Nickoll is
                                    also a Director of CIM High Yield Securities, Regency
                                    Health Services, Inc., ORNDA Health Corporation,
                                    Precision Aerotech and Carson Pirie Scott.

    NAME, AGE, PRINCIPAL
     OCCUPATION AND YEAR
   FIRST BECAME A DIRECTOR                 OTHER INFORMATION; COMMITTEE MEMBERSHIPS
- -----------------------------     -----------------------------------------------------------
DR. WARREN BENNIS, 70             Dr. Bennis has been a Professor, School of Business
  Professor, School of              Administration, University of Southern California, since
  Business                          1980. From February 1, 1978 to February 1, 1980, Dr.
  Administration, University        Bennis was a Management Consultant, Fellow of the Corbett
  of Southern California            Foundation, Aspen, Colorado.
  1983                            Committee Memberships: Audit, Compensation, Nominations

ARTHUR MALIN, M.D., 69            Dr. Malin has been a practicing psychiatrist since 1954 in
  Clinical Professor of             Beverly Hills, California and is a Clinical Professor of
  Psychiatry, U.C.L.A. School       Psychiatry, U.C.L.A. School of Medicine. Dr. Malin was
  of Medicine                       elected an officer of the Company in 1970, and served as
  1972                              a Vice President of the Company from April 1972 until
                                    April 1979.
                                  Committee Memberships: Audit, Compensation, Nominations

STEVEN L. VOLLA, 48               Mr. Volla has been Chairman of the Board and Chief
  Chairman of the Board and         Executive Officer of Primary Health Systems, L.P. since
  Chief Executive Officer,          May 1994. Mr. Volla was Chairman and Chief Executive
  Primary Health Systems,           Officer of American Healthcare Management, Inc. from 1990
  L.P.                              until April 1994. Mr. Volla was Senior Vice President of
                                    Universal Health Services from 1982 to 1990. Mr. Volla is
                                    also a Director of Kendall International.
                                  Committee Memberships: Audit, Compensation, Nominations

JEFFREY A. LIPKIN, 48             Mr. Lipkin has been a general partner of Recovery Equity
  General Partner of Recovery       Partners, L.P. since 1987. Mr. Lipkin is also a director
  Equity Partners, L.P.             of CMI Corporation. Mr. Lipkin was appointed to the Board
  1991                              of Directors concurrently with the sale of the Series A
                                    Stock to Recovery Investors, and, although no contractual
                                    right exists which would obligate the Board to do so, it
                                    is anticipated that a representative of Recovery
                                    Investors (in addition to the Series A Director) will be
                                    nominated to the Board so long as it continues to own its
                                    equity interest in the Company.
                                  Committee Memberships: Audit, Compensation, Nominations
SERIES A DIRECTOR

JOSEPH J. FINN-EGAN, 61           Mr. Finn-Egan has been a general partner of Recovery Equity
  General Partner of Recovery       Partners, L.P. since 1987. Mr. Finn-Egan is also a
  Equity Partners, L.P.             director of CMI Corporation.
  1991                            Committee Memberships: Audit, Compensation, Nominations

                             THE BOARD OF DIRECTORS

MEETINGS AND REMUNERATION

     During the year ended December 31, 1994, the Board of Directors met four times and took various actions by unanimous written consent. For their services on the Board, each non-employee Director receives a retainer of $12,000 annually, payable in quarterly installments of $3,000 each. Each non-employee Director also receives $1,500 for each regularly scheduled Board meeting actually attended; however, if two Board meetings occur on the same day, the fee is paid only once. Each non-employee Director who is a member of a committee of the Board of Directors receives $1,500 for each committee meeting actually attended; however, if two committee meetings occur on the same day, the fee is paid only once. Directors receive $500 for each special meeting attended in person and for each specially scheduled telephonic meeting. The Company has adopted a retirement plan for outside directors. (See "Retirement Plan For Outside Directors" below.) Standing committees of the Board of Directors include the Audit Committee, Compensation Committee and Nominations Committee. During the year ended December 31, 1994, no Director attended less than 75% of the aggregate of all Board meetings and of all meetings held by any committee of the Board on which he served.

RETIREMENT PLAN FOR OUTSIDE DIRECTORS

     The Company adopted The Foothill Group, Inc. Retirement Plan for Outside Directors (the "Directors' Plan") effective January 1, 1991. Participation in the Directors' Plan is limited to those members of the Board of Directors who are not employees of the Company ("Outside Directors"). The Directors' Plan is designed to provide benefits to participants upon their termination of service as an Outside Director. Administration of the Directors' Plan is the responsibility of the Board of Directors or its delegate. Participants in the Directors' Plan are not permitted to make contributions to the Directors' Plan.

     Outside Directors become eligible for participation in the Directors' Plan following the completion of at least 7 years of service as an Outside Director. Outside Directors will receive credit for a year of service for each 12 month period of service on the Board of Directors as an Outside Director and are given credit for years of service prior to the effective date of the Directors' Plan. Separate periods of service as an Outside Director will be aggregated.

     Benefits under the Directors' Plan are payable monthly, starting on the first day of the month coincident with or next following the later of (a) the attainment of age 70 or (b) ceasing to be a member of the Board of Directors. At that time, an Outside Director will become eligible to receive a benefit of $12,000 per year, assuming he has accrued 7 years of service. For each additional year of service greater than 7 years, the Outside Director will be entitled to an additional annual benefit of $1,500; however, in no event will any years of service in excess of 15 be taken into account. Accordingly, the maximum benefit available to an Outside Director under the Directors' Plan is $24,000 per year. The Directors' Plan is currently unfunded, and the Company has made no payments under the Directors' Plan.

AUDIT COMMITTEE

     The Audit Committee recommends to the Board of Directors the engagement or discharge of the Company's independent auditors; reviews with the independent auditors their engagement, audit plan, scope and timing of the fiscal year-end and interim audits, any nonaudit services and the fees related to such services; reviews the independence of the independent auditors; reviews with the independent auditors and the Company's internal audit staff the scope and results of the Company's internal audits and the adequacy of the Company's system of internal accounting controls to assure that transactions correspond with management's authorization and are recorded; and conducts or supervises such additional projects or reviews as may be relevant to its duties. The Audit Committee currently consists of Dr. Bennis, Dr. Malin, Mr. Volla, Mr. Finn-Egan and Mr. Lipkin, none of whom are employees of the Company. The Audit Committee met four times during the year ended December 31, 1994.

COMPENSATION COMMITTEE

     The Compensation Committee approves the compensation policies and guidelines for the entire executive and managerial group; oversees the role of chief executives and their performance, especially as these impact their compensation; establishes proper compensation levels for the Chairman of the Board and President; and reviews the Chief Executive's recommendations for compensation, including bonus allocation for individuals in the management group and ensures that such recommendations are within the guidelines authorized by the Board of Directors. See "Executive Compensation -- Compensation Committee Report" below. The Compensation Committee has also been designated by the Board of Directors to administer the Company's 1978 Employee Stock Option Plan, 1979 Employee Stock Purchase Plan and 1990 Foothill Performance and Equity Incentive Plan. The Compensation Committee currently consists of Dr. Bennis, Dr. Malin, Mr. Volla, Mr. Finn-Egan and Mr. Lipkin, none of whom are employees of the Company. The Compensation Committee met four times during the year ended December 31, 1994.

NOMINATIONS COMMITTEE

     The Nominations Committee has the responsibility of recommending to the Board of Directors nominees for the Board. The Nominations Committee also makes recommendations to the Board concerning the membership of the committees of the Board and their chairpersons as well as a successor to the Chief Executive Officer when a vacancy occurs through retirement or otherwise. Nominations recommended by stockholders of the Company will be considered by the Nominations Committee. Suggestions for candidates for nomination at the Company's 1996 Annual Meeting of Stockholders, accompanied by biographical material and material regarding each candidate's qualifications to serve as a Director, must be sent to the Secretary of the Company at the Company's principal executive offices no later than November 21, 1995. The Nominations Committee currently consists of Dr. Bennis, Dr. Malin, Mr. Volla, Mr. Finn-Egan and Mr. Lipkin, none of whom are employees of the Company. The Nominations Committee met once during the year ended December 31, 1994.

                             EXECUTIVE COMPENSATION
GENERAL

     The following table summarizes the total compensation of the Company's Chief Executive Officer, Co-Chief Executive Officer and the three other most highly compensated executive officers for the years ended December 31, 1994, 1993 and 1992:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                          -------------------------------------
                                                                                   AWARDS
                                                                          -------------------------
                                          ANNUAL COMPENSATION                            SECURITIES     PAYOUTS
                                  -----------------------------------     RESTRICTED     UNDERLYING     -------
                                                         OTHER ANNUAL       STOCK         OPTIONS/       LTIP        ALL OTHER
        NAME AND                   SALARY      BONUS     COMPENSATION      AWARD(S)         SARS        PAYOUTS     COMPENSATION
   PRINCIPAL POSITION     YEAR     ($)(1)     ($)(2)        ($)(3)           ($)           (#)(4)         ($)          ($)(5)
- ------------------------  ----    --------    -------    ------------     ----------     ----------     -------     ------------
Don L. Gevirtz            1994     346,131    346,131        --                0           35,000          0          2,539,674(6)
Chief Executive Officer   1993     337,689    337,689        --                0           40,000          0          1,728,350(7)
                          1992     325,955    118,851        --                0                0          0            361,256(8)
John F. Nickoll           1994     346,131    346,131(9)     --                0           35,000          0          2,513,354(6)
President,                1993     337,689    337,689(9)     --                0           40,000          0          1,715,948(7)
Co-Chief Executive        1992     325,955    118,851        --                0                0          0            345,979(8)
  Officer
and Chief Operating Officer
Peter E. Schwab           1994     261,170    261,170        --                0           15,000          0            299,950(6)
Executive Vice            1993     254,800    217,000        --                0           15,000          0            231,197(7)
President                 1992     245,000    110,250        --                0                0          0             91,085(8)
David C. Hilton           1994     223,860    223,860        --                0           10,000          0            298,670(6)
Executive Vice            1993     218,400    185,640        --                0            5,000          0            229,151(7)
President                 1992     210,000     90,000        --                0                0          0             88,971(8)
Henry K. Jordan           1994     137,000    137,000        --                0           10,000          0             18,240
Senior Vice President,    1993     130,600    130,600        --                0           10,000          0             17,994
Chief Financial Officer   1992     125,000     47,200        --                0                0          0             17,364
and Secretary

- ---------------

 (1) Messrs. Gevirtz and Nickoll each have an employment agreement with the Company and a subsidiary of the Company which expires on December 31, 1996 and provides for an annual base salary for 1995 of $349,592, to be increased in subsequent years by a factor based on the Consumer Price Index, and payment of up to $12,000 in medical expenses per year. Such agreements provide that upon a termination of employment for cause, the employee is only entitled to his base salary through the date of termination. Messrs. Schwab, Hilton and Jordan have employment contracts with subsidiaries of the Company which expire on December 31, 1995 or two years after a change in control of the Company or sale of substantially all of its assets; however, the contracts will automatically be renewed every year for an additional year unless the Company or the employee gives written notice to the contrary prior to expiration.

 (2) See "Management Incentive Plans" below.

 (3) Perquisites and other personal benefits did not exceed 10 percent of the annual salary and bonus for any named executive in 1994.

 (4) See "Stock Option Plans" below.

 (5) Comprised of life insurance premiums paid by the Company, various other perquisites, Company contributions to The Foothill Group, Inc. Retirement Plan and partnership distributions more fully described in footnotes below.

 (6) Messrs. Gevirtz and Nickoll, together with the Company and several other members of management, are the general partners of Foothill Partners, L.P. and Foothill Partners II, L.P., investment limited partnerships organized by the Company (the "Partners Fund" and the "Partners II Fund," respectively), and as such are entitled to receive distributions from the partnership (i) on their invested capital proportionately with all other general and limited partners and (ii) as general partners, as profits are distributed (after achieving specified preferential returns to all partners), proportionately with the other general partners in accordance with the terms of the partnership agreement. See "Transactions with Management and Others" below. The amounts shown in the table include $1,338,088 and $1,338,099 distributed by the Partners Fund to Messrs. Gevirtz and Nickoll, respectively, as their general partners' override distributions during the year ended December 31, 1994. Not included are $24,224 and $24,298 distributed by the Partners Fund to Messrs. Gevirtz and Nickoll as their proportionate distributions on invested capital. The amounts shown in the table include $1,118,542, $1,112,883, $86,363 and $86,363 allocable by the Partners II Fund to Messrs. Gevirtz, Nickoll, Schwab and Hilton, respectively, as their general partners' override distributions during the year ended December 31, 1994. Not included are $81,066, $71,057, $6,268 and $6,268 distributed by the Partners II Fund to Messrs. Gevirtz, Nickoll, Schwab and Hilton, respectively, as their proportionate distributions on invested capital. Under the terms of the Foothill Partners II, L.P. partnership agreement, override earnings (totalling 200% of subscribed capital) allocable to general partners were initially retained in the partnership and may be distributed to general partners subject to and depending on future financial performance of the Partnership. Additionally, Foothill Capital Corporation pays Messrs. Schwab and Hilton periodic amounts determined in relation to the general partner profit distributions from the Partners Fund. In 1994, Foothill Capital Corporation paid Messrs. Schwab and Hilton each $183,233 pursuant thereto.

 (7) The amounts shown in the table include $1,519,912 and $1,519,908 distributed by the Partners Fund to Messrs. Gevirtz and Nickoll, respectively, as their general partners' override distributions during the year ended December 31, 1993. Not included are $43,450 and $43,419 distributed by the Partners Fund to Messrs. Gevirtz and Nickoll as their proportionate distributions on invested capital. The amounts shown in the table include $139,742, $139,742, $10,627 and $10,627 allocable by the
     Partners II Fund to Messrs. Gevirtz, Nickoll, Schwab and Hilton, respectively, as their general partners' override distributions during the year ended December 31, 1993. Not included are $9,662, $9,643, $111 and $111 distributed by the Partners II Fund to Messrs. Gevirtz, Nickoll, Schwab and Hilton, respectively, as their proportionate distributions on invested capital. Under the terms of the Foothill Partners II, L.P. partnership agreement, override earnings allocable to general partners are initially retained in the partnership and may be distributed to general partners subject to and depending on future financial performance of the Partnership. Additionally, Foothill Capital Corporation pays Messrs. Schwab and Hilton periodic amounts determined in relation to the general partner profit distributions from the Partners Fund. In 1993, Foothill Capital Corporation paid Messrs. Schwab and Hilton each $210,083 pursuant thereto.

 (8) Amounts include $316,180 and $316,181 distributed by the Partners Fund to Messrs. Gevirtz and Nickoll, respectively, as their general partners' override distributions, and $73,243 paid to each of Messrs. Schwab and Hilton by Foothill Capital Corporation during the year ended December 31, 1992. Not included are $22,218 and $22,232 distributed to Messrs. Gevirtz and Nickoll, respectively, as their proportionate distributions on invested capital.

 (9) Mr. Nickoll deferred the payment of one half of the bonus portion of his 1994 compensation and 100% of the bonus portion of his 1993 compensation until January 10, 1996 pursuant to the Company's Top Executive Incentive Compensation Plan dated July 1, 1992, of which $146,300, $68,375 and $63,750 was used to purchase an aggregate of 20,000 shares of Common Stock on March 28, 1994, April 26, 1994 and June 24, 1994, respectively. The remaining deferred amount will be payable with interest at the Bank of America prime rate. The interest rate payable on this deferred bonus will be subject to adjustment on a quarterly basis.

MANAGEMENT INCENTIVE PLANS

     The Company has plans and arrangements which provide for the payment of cash incentive bonuses to certain management personnel of the Company, including persons included in the preceding table. These plans and arrangements are adopted, and the terms thereof are determined, by the Board of Directors. Participation in such plans and arrangements is limited to certain management personnel of the Company and its subsidiaries, and is determined by the Board of Directors based upon the employee's responsibility for operations, the employee's impact upon the Company's profitability, and other related factors as determined by the Board of Directors. These plans and arrangements are determined on an annual basis and provide for incentive bonuses of up to 100% of such person's base salary based on the performance of the Company's subsidiaries and the attainment of applicable stated individual performance goals. In addition, at the end of the fiscal year the Board of Directors may in its discretion also award bonuses to certain management personnel based upon the Company's or that employee's performance for such fiscal year, and upon other relevant factors. See "Compensation Committee Report" below.

     Messrs. Gevirtz, Nickoll, Schwab, Hilton and Jordan ("executive officers") participate in an incentive plan which provides for incentive compensation based on the Company's return on average assets and growth in net earnings. The plan provides that if the Company's return on average assets and growth in net earnings for any year are 1.75% and 5%, respectively (the "Bonus Threshold"), the bonuses payable to the executive officers under the plan will equal 25% of their respective base salaries for that year. Greater return on average assets and/or growth in net earnings will result in increased bonuses, up to a maximum of 100% of such salaries when return on average assets and growth in net earnings equal or exceed 2.75% and 20%, respectively. The executive officers may elect to defer their incentive bonuses, and in such event the bonuses will be increased to include an amount equal to interest accrued on the bonuses during the period of deferral at the rate announced by Bank of America, NT & SA as its "prime rate," which rate will be adjusted quarterly. Amounts sets forth under Bonus for Messrs. Nickoll and Gevirtz in 1992 in the Summary Compensation Table above were pursuant to a prior incentive plan, based on the Company's return on average equity, which is no longer in effect. Amounts set forth under Bonus for Messrs. Schwab, Hilton and Jordan in the 1992 and 1993 Summary Compensation Table above were pursuant to a prior incentive plan, based on performance of the Company's subsidiary and the attainment of applicable stated individual performance goals, which is no longer in effect.

     On July 15, 1986, the Company, as general partner, and certain members of management of the Company, as limited partners, formed Foothill Managers Limited, a California limited partnership ("Managers I"), for the purpose of investing in equity securities of privately held companies and securities evidencing the right to acquire equity securities of such companies ("Portfolio Securities"), and in publicly-traded equity securities of other companies, including the Company. On June 1, 1988, the Company, as general partner, and certain members of management of the Company, as limited partners, formed Foothill Managers Limited II, a California limited partnership ("Managers II"), also for the purpose of investing in Portfolio Securities and in publicly-traded equity securities of other companies, including the Company. Managers I and Managers II were organized in order to provide an additional incentive for such members of management who chose to participate as limited partners. Limited partners of Managers I and Managers II have invested their personal funds in such partnerships, and no contribution was made to such partnerships by the Company on their behalf. The Company held a one percent general partnership interest in Managers I and Managers II and had contributed capital to such partnerships commensurate to that interest. Managers I and Managers II were liquidated as of December 31, 1993. The respective share of the losses of Managers I for the year ended December 31, 1993, allocable to each of the persons named in the preceding summary compensation table, was as follows: Don
L. Gevirtz, $11,383; John F. Nickoll, $12,472; Peter E. Schwab, $6,273; David C. Hilton, $5,703; and Henry K. Jordan, $1,985. The respective share of losses of Managers II for the year ended December 31, 1993, allocable to each of the persons named in the preceding summary compensation table, was as follows: Don
L. Gevirtz, $679; John F. Nickoll, $3,361; Peter E. Schwab, $679; David C. Hilton, $0; and Henry K. Jordan, $679.

STOCK OPTION PLANS

     In 1990, the Company adopted the 1990 Foothill Performance and Equity Incentive Plan (the "1990 Plan"). The 1990 Plan replaced the Company's prior stock option plan, the 1978 Employee Stock Option Plan (the "1978 Plan"). The 1978 Plan terminated upon stockholder approval of the 1990 Plan, except as to options previously granted under the 1978 Plan and then outstanding.

     The 1990 Plan empowers the Company to award or grant from time to time until December 31, 2000, when the 1990 Plan expires except with respect to awards then outstanding, to officers and other key employees of the Company and its subsidiaries incentive, non-qualified and deferred compensation stock options, stock appreciation rights, restricted stock and restricted unit grants, performance share and performance unit grants, any other stock-based awards (collectively referred to as "Awards") authorized by the committee which administers the 1990 Plan, and any combination of any or all of such awards, whether in tandem with each other or otherwise. All Awards under the 1990 Plan to date have consisted of non-qualified and incentive stock options.

     Under the Company's 1979 Employee Stock Purchase Plan (the "1979 Plan"), as amended, eligible employees of the Company and its subsidiaries are afforded the opportunity to participate in the ownership of the Company by acquiring a right to purchase shares of Common Stock. Purchases are made on December 31 with respect to that year's options at the lower of the fair market value of the Common Stock on the prior January 1 or 90% of the fair market value of the Common Stock on December 31. Purchases are made from participants' accounts funded through payroll deductions elected by such participants.

RETIREMENT PLAN

     The Company adopted The Foothill Group, Inc. Retirement Plan (the "Retirement Plan") effective December 1, 1985. All employees, including officers, of the Company and its subsidiaries are eligible to participate in the Retirement Plan following the completion of 90 days of service with the Company, provided they complete at least 250 hours of service during the time period. Subject to certain limitations, participants in the Retirement Plan may make contributions of up to 15% of their gross compensation, up to a maximum of $9,240 per year, subject to annual adjustments for inflation. The Company will make a matching contribution equal to 100% of the first 6% of compensation contributed by each participant. Participants are entitled to direct the investment of their contributions and the matching contributions made on their behalf. The Retirement Plan is designed to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 and, therefore, contributions by the Company and the participants are deductible by the Company and not includible in the income of the participants for federal income tax purposes. During the year ended December 31, 1994, the Company contributed $9,000 on behalf of each of the individuals named in the preceding table.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company adopted The Foothill Group, Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan") effective January 1, 1991. The Supplemental Plan is designed to provide benefits to participants upon their retirement from the Company's service. The Supplemental Plan covers a designated group of the Company's and its subsidiaries' management or highly compensated employees. Participants are determined by the Board of Directors.

     Under the Supplemental Plan, a participant's 65th birthday is deemed his normal retirement date ("Normal Retirement Date"), at which time a participant will receive a yearly benefit payable monthly of 2% of his average base compensation for his highest three consecutive years, multiplied by the actual number of his years of service. The benefit is paid for the rest of the participant's lifetime following retirement (straight life annuity). Benefits may be paid in an optional form (such as one that provides continuing benefits for the participant's surviving spouse). However, the amount payable under an optional form is adjusted so that it is the actuarial equivalent of a straight life annuity. A participant may also elect early retirement before his Normal Retirement Date, subject to certain restrictions, but his retirement benefit would be reduced 1/4 of 1% for each month of retirement prior to his 65th birthday. A participant's benefit is subject to adjustment for estimated Social Security benefits and matching contributions made by the Company to the Retirement Plan on his behalf. In addition, special rules apply following a change in control of the Company. If a participant's employment is terminated within five years following a change in control of the Company, the participant is generally credited with five additional years of service and is entitled to a lump sum distribution of the present value of his accrued benefit.

     The following table shows the estimated annual retirement benefits, before any applicable offset for Social Security benefits or matching contributions made under the Retirement Plan on the participant's behalf, that would be payable to participants in the Supplemental Plan on their Normal Retirement Date on a straight life annuity basis. Offsets for matching contributions made under the Retirement Plan may be substantial.

                               PENSION PLAN TABLE

                                 ANNUAL COMPENSATION
AVERAGE ANNUAL             YEARS OF SERVICE AT RETIREMENT
   ELIGIBLE        -----------------------------------------------
 COMPENSATION         15           20           25           30
- --------------     --------     --------     --------     --------
   $200,000        $ 60,000     $ 80,000     $100,000     $120,000
   $250,000        $ 75,000     $100,000     $125,000     $150,000
   $300,000        $ 90,000     $120,000     $150,000     $180,000
   $350,000        $105,000     $140,000     $175,000     $210,000

     At December 31, 1994, the years of credited service under the Supplemental Plan for Messrs. Gevirtz, Nickoll, Schwab, Hilton and Jordan were 24 years, 24 years, 11 years, 15 years and 10 years, respectively. The Supplemental Plan is currently unfunded, and the Company has made no payments under the plan.

     The following tables show for the year ended December 31, 1994, certain information regarding options granted to, exercised by and held at year end by the Company's Chief Executive Officer, Co-Chief Executive Officer and the three other most highly compensated executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
- -------------------------------------------------------------------------------------------------------------
                                   NUMBER OF      % OF TOTAL
                                  SECURITIES     OPTIONS/SARS
                                  UNDERLYING      GRANTED TO    EXERCISE OR                      GRANT DATE
                                  OPTION/SARS    EMPLOYEES IN   BASE PRICE       EXPIRATION     PRESENT VALUE
             NAME                GRANTED(#)(1)   FISCAL YEAR      ($/SH)            DATE           ($)(2)
- -------------------------------  -------------   ------------   -----------   ----------------  -------------
Don L. Gevirtz                       35,000          17.0%        13.88        April 28, 2004       237,650
John L. Nickoll                      35,000          17.0%        13.88        April 28, 2004       237,650
Peter E. Schwab                      15,000           7.3%        13.88        April 28, 2004       101,850
David C. Hilton                      10,000           4.9%        13.88        April 28, 2004        67,900
Henry K. Jordan                      10,000           4.9%        13.88        April 28, 2004        67,900

- ---------------

(1) These options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. One third of the options granted to each named executive officer become exercisable each year the Company achieves growth in earnings of ten percent or greater and an annual return on average assets of 2.25% or greater. Notwithstanding the foregoing, any remaining unvested options will vest 100% on October 28, 2003, if the options have not otherwise terminated pursuant to their terms.

(2) Calculated using a variation of the Black-Scholes option pricing method based on the following assumptions: 7.30% risk free rate; 10 year option period adjusted for three year vesting; 1.21% dividend yield; 0.349 expected stock volatility using three year historical data; and $13.88 exercise price.

            OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                      AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                                NUMBER OF
                                                                SECURITIES
                                                                UNDERLYING
                                                               UNEXERCISED           VALUE OF UNEXERCISED
                                                               OPTIONS/SARS          IN-THE-MONEY OPTIONS
                                                            AT FISCAL YEAR-END        AT FISCAL YEAR-END
                   SHARES ACQUIRED ON   VALUE REALIZED             (#)                      ($)(2)
      NAME            EXERCISE (#)          ($)(1)         EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- -----------------  ------------------   --------------     --------------------     -----------------------
Don L. Gevirtz               --                  --        141,202       36,666     1,184,604       101,064
John F. Nickoll          32,100             248,133        109,102       36,666       864,246       101,064
Peter E. Schwab          10,700             117,004         91,316       15,150       820,308        39,918
David C. Hilton          10,700             122,408         67,610        8,400       627,975        17,058
Henry K. Jordan          20,447             176,676          9,900       10,100        40,788        26,612

- ---------------

(1) Value calculated by subtracting the exercise price from the closing price of the Common Stock on the date of exercise.

(2) Value calculated by subtracting the exercise price from the closing price ($15.00) of the Common Stock on December 31, 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Arthur Malin, a member of the Compensation Committee until January 1, 1995, served as a Vice President of the Company from April 1972 until April 1979.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing executive compensation policies and programs. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the overall compensation to be provided for the Chief Executive Officer and the Co-Chief Executive Officer and determines, based on recommendations of the Chief Executive Officer and the Co-Chief Executive Officer, the compensation provisions for other executive officers. The Committee has access to independent compensation data which it uses when evaluating the Company's practices with regard to base salaries, annual incentives and stock option grants.

     The objectives of the Company's executive compensation arrangements are to:

     - Support the achievement of targeted Company performance goals;

     - Provide compensation that will attract and retain superior talent and reward excellent performance and the creation of value for stockholders; and

     - Align the interests of executive officers with the success of the Company and the creation of value for stockholders by making a portion of compensation dependent upon achievement of specific Company goals.

     Mr. Gevirtz, Chief Executive Officer, and Mr. Nickoll, Co-Chief Executive Officer, are the founders of the Company and serve in substantially equal capacities. Historically, the Committee has treated them equally when determining their compensation levels, but there is no obligation for the Committee to do so in the future if it determines that they no longer serve in substantially equal capacities. For purposes of this report, however, Messrs. Gevirtz and Nickoll will be collectively referred to as the Co-Chief Executive Officers.

     The Company's executive compensation package is currently comprised of three components -- base salary, annual incentives and stock options. In addition to the compensation provisions discussed below, executive officers also participate in the Retirement Plan and the Supplemental Plan discussed above under "Management Incentive Plans".

  Base Salary.

     Base salaries for executives are reviewed on an annual basis and may be adjusted at that time based on the determination that the individual executive's contribution to the Company has changed. The review may also take into consideration whether base compensation levels for executives at other comparable companies have changed. For the Co-Chief Executive Officers, this determination is made by the Committee. For other executive officers, a recommendation is made to the Committee by the Co-Chief Executive Officers, but the final determination is made by the Committee. As a result of its annual review, the Committee increased, effective January 1, 1994, base salaries of Messrs. Schwab, Hilton and Jordan. Each of these executive officers is subject to the terms of an employment agreement that provides for base salary increases equal to or greater than increases in the Consumer Price Index (CPI) for Los Angeles County. For 1993, the increase to the CPI was 2.5%. Messrs. Schwab and Hilton were granted base salary increases of 2.5%. Mr. Jordan was granted a base salary increase of 4.9% in recognition of his outstanding performance in carrying out his duties as Chief Financial Officer of the Company and overseeing the spin-off of Foothill Thrift & Loan to shareholders in 1993.

     The Co-Chief Executive Officers each have an employment agreement with the Company, effective January 1, 1991, which expires in 1996. The Compensation Committee, as then comprised, determined that it was in the best interests of the Company to enter into these employment agreements to assure the retention of the services of the Co-Chief Executive Officers. The employment agreements provided for base salaries for each of the Co-Chief Executive Officers in 1994 of $346,131 and provide for cost of living adjustments in subsequent years. The cost of living adjustment will result in 1995 base salaries for each of the Co-Chief Executive Officers of $349,592.

  Annual Incentives.

     Annual incentives for executives reflect the Committee's belief that executive compensation should be significantly tied to the achievement of specified performance criteria. The Co-Chief Executive Officers and certain other executive officers have the opportunity to earn significant distributions in their capacities as general partners of the partnerships discussed below. As a result, the Committee felt that a formula partially excluding partnership performance overrides was appropriate in determining annual incentive compensation for the Co-Chief Executive Officers based on overall Company performance. In light of this, the Committee, acting upon the recommendation of an outside compensation consulting firm, developed the Top Executive Incentive Plan and implemented it in July of 1992. Under the plan, which replaced the 1985 Incentive Compensation Plan, incentive payments are made only when growth in net earnings (excluding partnership performance overrides above one-half of one percent of the average assets of the Company) equals or exceeds 5% and return on average assets equals or exceeds 1.75% after considering the effect of bonuses in the calculation. If these minimum financial performance criteria are met, each participant earns an incentive bonus equal to 25% of base salary. Greater return on average assets and/or growth in net earnings will result in increased bonuses, up to a maximum of 100% of base salary when return on average assets and growth in earnings equal or exceed 2.75% and 20%, respectively. The Committee may award additional incentive bonuses to executives for any fiscal year in which return on average assets exceeds 2.75% or growth in net earnings exceeds 20%. Messrs. Gevirtz and Nickoll each received an incentive award of $346,131 for 1994. Messrs. Schwab, Hilton and Jordan received an incentive award of $261,170, $223,860 and $137,000, respectively. These awards were based on return on average assets of 4.50% and growth in net earnings of 37.40% in 1994 as adjusted for partnership performance overrides discussed above.

     The Co-Chief Executive Officers, together with the Company and two other members of management of the Company, are the general partners of Foothill Partners, L.P., a limited partnership established in 1990, and as such are entitled to receive distributions and profits from the partnership. The decision to allow the Co-Chief Executive Officers to be general partners along with the Company was made by the outside directors of the Board after consultation with counsel and in response to the advice of the placement agent for the limited partnership interests, a national investment banking firm, that the alignment of the Co-Chief Executive Officers' interests in the partnership with that of the Company was necessary to successfully place the limited partnership interests with the institutional investors that were the primary targeted investor group. In March of 1993, Foothill Partners II, L.P. was established and the Co-Chief Executive Officers, the Company,

Messrs. Schwab and Hilton, and four other members of management of the Company were made general partners on the basis of similar advice from the same placement agent. The Co-Chief Executive Officers are each actively involved in the management of both partnerships and are only entitled to receive distributions therefrom to the extent that partnership investments are disposed of profitably and specified minimum cumulative partnership returns have been met. The Committee determined that, while reasonable, these general partnership interests provided significant annual incentives to the Co-Chief Executive Officers and that therefore it was appropriate to replace the 1985 Incentive Compensation Plan for them as described in the prior paragraph. See "Transactions With Management and Others."

  Stock Options.

     Stock options are utilized as a component of executive compensation to motivate executives to improve long-term stock performance, to encourage equity ownership of the Company by executives and to align executive interest with the enhancement of stockholder value. Grants are made, with the exception of grants to the Co-Chief Executive Officers, on the recommendation of the Co-Chief Executive Officers, taking into account the respective scope of accountability, strategic and operational goals and performance of each optionee. Awards to the Co-Chief Executive Officers are fixed separately by the Committee and are based, among other things, on the Committee's perception of past and expected future contributions to the Company's achievement of long-term performance goals. The Committee awarded options to all named executive officers in 1994. One third of these 1994 options become exercisable each year the Company achieves growth in earnings of ten percent or greater and an annual return on average assets of 2.25% or greater. Notwithstanding the foregoing, any remaining unvested 1994 options will vest 100% on October 28, 2003, if the options have not otherwise terminated pursuant to their terms.

     In addition, the Committee has imposed guidelines for Company stock ownership for the executive officers and all other stock option recipients commencing in 1994. The Committee felt that it was in the best interests of the Company to encourage stock ownership by requiring employees who participate in the stock option plan to own Company stock valued in the following amounts:

     Senior Executive Officers -- 150% of salary
     Senior Vice Presidents -- 100% of salary
     Vice Presidents -- 50% of salary
     Assistant Vice Presidents -- 15% of salary

     Failure to comply with these ownership requirements within a specified period, and in the absence of special individual circumstances, will result in exclusion from future stock option grant consideration until these requirements are met.

     It is the policy of the Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders. The Committee does not presently anticipate that compensation for any member of the named executive officer group will exceed the one million dollar limit for deductibility under
Section 162(m) of the Internal Revenue Code.

     The foregoing report has been furnished by Dr. Bennis, Mr. Finn-Egan, Mr. Lipkin, Dr. Malin and Mr. Volla. Dr. Malin has resigned from the Committee effective January 1, 1995 and has been replaced in his role as chairman of the Committee by Dr. Bennis.

COMMON STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total return of The Foothill Group, Inc., the New York Stock Exchange Market Index and a peer group index comprised of companies selected using objective criteria. The peer group consists of New York Stock Exchange and American Stock Exchange listed companies, Nasdaq National Market companies and Nasdaq Small Cap companies (whose securities trade in two different areas of the country) each with Standard Industrial Classification Code 615 (Business Credit Institutions). This graph was prepared assuming $100 is invested on January 1, 1989 and all dividends are reinvested. The peer group consists of 28 companies which reflects an increase of 4 companies over the course of the last year. Companies in the peer group are as follows: Allied Capital Lending, Allstate Financial Corporation, Ampal -- American Israel, Burlington Resources Coal Seam-Royalty Trust, Consumer Portfolio Services, CVD Financial Corporation, Dean Witter Discover & Co., Financial Federal Corporation, Financing For Science, Finova Group Inc., First Merchants Acceptance, First USA Inc., The Foothill Group, Foxmoor Industries Limited, HPSC Inc., KBK Capital Corporation, Mercer International Inc. SBI, Olympic Financial Limited, Oxford Resources Corporation, PDS Financial Corporation, Rochester Community Savings Bank, Search Capital Group Inc., Servicios Financieros SA, Student Loan Corporation, Student Loan Marketing, TFC Enterprises Inc., Transmedia Europe Inc. and Western Transmedia Company. The Company relied upon information provided by a service firm not affiliated with the Company with respect to the contents of the graph.

      Measurement Period         The Foothill     Peer Group      NYSE Market
    (Fiscal Year Covered)            Group           Index           Index
1989                                       100             100             100
1990                                     44.70           91.46           95.92
1991                                     76.37          145.83          124.12
1992                                    126.66          140.65          129.96
1993                                    250.80          136.71          147.56
1994                                    229.75          123.08          144.69

                               SECTION 16 FILINGS

     Section 16(a) of the Exchange Act ("Section 16") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file.

     To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain Insiders that no Form 5s were required for those persons, the Company believes that for 1994, all Section 16 filing requirements applicable to its Insiders were complied with.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In October 1990, the Company formed the Partners Fund to invest primarily in bank debt of companies which are involved in reorganizations or are experiencing financial distress. The Partners Fund presently has $116,676,768 of capital subscriptions and will not seek new investors. The general partners of the Partners Fund are the Company, Don L. Gevirtz, Chairman of the Board and Chief Executive Officer of the Company, John F. Nickoll, President and Co-Chief Executive Officer of the Company, and two other members of the Company's management (the "General Partners"). The General Partners have committed to invest $1,166,768 in the aggregate in the Partners Fund on a proportionate basis equal to their capital interests.

     The partnership agreement of the Partners Fund provides that the Company, as a General Partner, will be entitled to a management fee accruing at the annual rate of 2% of total committed capital. None of the other General Partners are entitled to receive a management fee. Proceeds generated by the Partners Fund that are not reinvested in securities or used to pay expenses of the Partners Fund will be distributed as follows: first, to all partners until, following a return of their capital invested in the securities yielding the proceeds, all partners have earned a 10% rate of return compounded semiannually on their capital contributions; second, 80% to all partners in proportion to their capital contributions and 20% to the General Partners until the limited partners have earned a 25% rate of return compounded semiannually on their capital contributions invested in the securities yielding the proceeds; third, 20% to all partners in proportion to their capital contributions and 80% to the General Partners until the General Partners have received 25% of the cumulative non-capital distributions made to all of the partners pertaining to the securities yielding the proceeds; and thereafter, 80% to all partners in proportion to their capital contributions and 20% to the General Partners. Amounts distributed to the General Partners shall be allocated 60% to the Company, 15% to Mr. Gevirtz, 15% to Mr. Nickoll, and 5% each to the two remaining General Partners, in accordance with their respective capital contributions. See "Executive Compensation" above for information concerning distributions made during the year ended December 31, 1994. The Partners Fund is scheduled to terminate on December 31, 1996, unless extended for up to two years by the General Partners.

     In March 1993, the Company formed the Partners II Fund to invest primarily in senior loans and other senior debt obligations of companies experiencing financial difficulties. The Partners II Fund presently has $404,040,404 of capital commitments and will not seek new investors. The general partners of the Partners II Fund are the Company, Don L. Gevirtz, John F. Nickoll, and six other members of the Company's management including Messrs. Schwab and Hilton (the "General Partners"). The General Partners have committed to invest $2,100,201 in the aggregate in the Partners II Fund on a proportionate basis equal to their capital interests.

     The Partnership Agreement of the Partners II Fund provides that the Company, as a General Partner, will be entitled to a management fee accruing at an annual rate of 1.1% on limited partners capital contributions. None of the other General Partners are entitled to receive a management fee. Proceeds generated by the Partners II Fund that are not reinvested in securities or used to pay expenses of the Partners II Fund will be distributed as follows: first, to all partners until, following a return of their capital invested in the securities yielding the proceeds, all partners have earned a 10% rate of return on their capital contributions; second, 60% to all partners in proportion to their capital contributions and 40% to the General Partners until the General Partners have received 25% of the cumulative non-capital distributions made to all partners; and thereafter, 80% to all partners in proportion to their capital contributions and 20% to the General Partners.

Amounts distributed to the General Partners shall be allocated 48% to the Company, 13% to Mr. Gevirtz, 13% to Mr. Nickoll, 1% to Mr. Schwab, 1% to Mr. Hilton and 24% to the remaining General Partners, in accordance with their respective capital contributions. The Partners II Fund is scheduled to terminate on December 31, 1999, unless extended for up to two years by the General Partners.

     There are presently no material proceedings to which any director, officer, affiliate or greater than 5% stockholder of the Company, or any associate of such persons, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or its subsidiaries.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter which may properly be presented for action at the Meeting other than the matters set forth herein, but should any other matter requiring a vote of the stockholders arise, it is intended that Proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the Proxies under the authority conferred by the Proxies.

                                    AUDITORS

     The firm of Ernst & Young served as the Company's auditors for 1994. The Company has been advised that Ernst & Young is independent with respect to the Company and its subsidiaries within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder. A representative of Ernst & Young is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions related to the audit of the Company's financial statements.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be included in the proxy statement for the 1996 Annual Meeting of Stockholders and form of proxy must be received by the Company no later than November 21, 1995.

     Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and the Company, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal to the Company.

                           ANNUAL REPORT (FORM 10-K)

     THE COMPANY UNDERTAKES, ON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES. COPIES OF EXHIBITS NOT INCLUDED IN THE FORM 10-K WILL ALSO BE MADE AVAILABLE, ON REQUEST, AT THE COMPANY'S COST THEREFOR. REQUESTS SHOULD BE ADDRESSED TO HENRY K. JORDAN, CORPORATE SECRETARY, AT THE OFFICES OF THE COMPANY, 11111 SANTA MONICA BOULEVARD, LOS ANGELES, CALIFORNIA 90025.

                            PROXIES AND SOLICITATION

     Proxies for the Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by Directors, officers and employees of the Company personally, by telephone, or by telecopy. The Company does not expect to pay any fees or compensation for the solicitation of Proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their Proxies as well as paying fees of up to $5,000 (plus reimbursement of expenses) to Corporate Investor Communications, Inc. for soliciting such Proxies from brokers and other persons holding stock in their names or in the names of nominees.

     All stockholders are urged to complete, sign and promptly return the enclosed Proxy card.

                                          By Order of the Board of Directors

                                          HENRY K. JORDAN
                                          Secretary
Los Angeles, California
March 21, 1995

PROXY                                                                   PROXY

                           THE FOOTHILL GROUP, INC.

         This Proxy is Solicited on Behalf of the Board of Directors
                       Common Stock and Series A Stock

        The undersigned hereby appoints David E. Evans and Mary G. McCray, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock, no par value ("Common Stock"), and Series A Convertible Preferred Stock, $1.00 par value ("Series A Stock"), of THE FOOTHILL GROUP, INC. which the undersigned is entitled to vote, at the Annual Meeting of the Stockholders of THE FOOTHILL GROUP, INC. to be held at the Peninsula Hotel, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on Thursday, April 27, 1995 at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, on the proposal set forth below and any other matters properly brought before the Meeting.

        Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

        All proxies to vote at said Meeting or any adjournment thereof heretofore given by the undersigned are hereby revoked. Receipt of Notice of Annual Meeting and Proxy Statement dated March 21, 1995 is hereby acknowledged.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
                        ACCOMPANYING PREPAID ENVELOPE.

                (Continued and to be signed on reverse side.)




                           THE FOOTHILL GROUP, INC.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)


[                                                                           ]
    THE DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1.

1.  ELECTION OF DIRECTORS
    Nominees: Don L. Gevirtz, Dr. Warren Bennis, Arthur Malin, M.D. John F. Nickoll, Jeffrey A. Lipkin, Steven L. Volla

          For [ ]               Withheld [ ]            For All Except [ ]

    (INSTRUCTION: (To withhold authority to vote for any nominee(s), strike a line through the nominee's name above and fill in the "For All Except" oval.)

2.  SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

             For [ ]            Withheld [ ]            Abstain [ ]


                                        Dated: ____________________, 1995


                                        _________________________________
                                        Signature

                                        _________________________________
                                        Signature

                                        Please sign exactly as your name
                                        appears hereon. When signing as
                                        attorney, executor, administrator,
                                        trustee, guardian, or corporate
                                        officer, please include full title.